UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, the Board of Directors of Energy Fuels Inc. (the “Company”) appointed Robert W. Kirkwood and Benjamin Eshleman III to the Board of Directors of the Company.

In addition, Mr. Kirkwood has been appointed to and Chairs the Compensation Committee and has also been appointed to the Governance and Nominating Committee, and Mr. Eshleman has been appointed to both the Compensation Committee and Governance and Nominating Committee.

Mr. Kirkwood is a principal of the Kirkwood Companies, including Kirkwood Oil and Gas LLC, Wesco Operating, Inc., and United Nuclear LLC (“United Nuclear”). United Nuclear, owns a 19% interest in the Company’s Arkose Mining Venture while the Company owns the remaining 81%. The Company acts as manager of the Arkose Mining Venture and has management and control over operations carried out by the Arkose Mining Venture. The Arkose Mining Venture is a contractual joint venture governed by a venture agreement dated as of January 15, 2008 entered into by Uranerz Energy Corporation (a subsidiary of the Company) and United Nuclear (the “Venture Agreement”).

As part of the Venture Agreement, the Company prepares proposed programs and budgets on an annual basis. The proposed programs and budgets may include exploration programs, pre-feasibility studies, feasibility studies, mine construction, mining, and expansion or modification of operation plans. A participant may elect to participate in an approved program and budget either (i) in proportion to the participant’s respective interest in the Arkose Mining Venture, or (ii) not at all. In the event that a participant elects not to participate in a program and budget, then its participating interest in the Venture Agreement is subject to recalculation in accordance with the Venture Agreement to reflect the decision not to participate.

The foregoing description of the Venture Agreement does not purport to be complete and is qualified in its entirety by the full text of the Venture Agreement, which is filed as Exhibit 99.2 to the Current Report on Form 8-K filed by Uranerz with the United States Securities and Exchange Commission (the “SEC”) on January 22, 2008.

United Nuclear contributed $248,745 to the expenses of the Arkose Joint Venture in respect of the fiscal year ended December 31, 2016, and based on the budget for the fiscal year ended December 31, 2017, it is projected that United Nuclear will contribute $308,466 in respect of the current fiscal year.

Mr. Benjamin Eshleman III is President of Mesteña LLC, which became a shareholder of the Company through the Company’s acquisition of Mesteña Uranium, L.L.C (now Alta Mesa LLC) in June 2016 pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated March 4, 2016 between Mesteña LLC, Jones Ranch Minerals Unproven, LTD., and Mesteña Unproven LTD. (collectively the “Sellers”) and Energy Fuels Holdings Corp, an indirect subsidiary of the Company (“EFHC”), whereby EFHC acquired from the Sellers all the membership interests in Mesteña Uranium, L.L.C., Leoncito Plant, L.L.C., and Leoncito Project, L.L.C. (the “Acquired Companies”), in consideration of the issuance of 4,551,284 common shares of the Company to or to the direction of the Sellers (of which 4,303,032 common shares of the Company are currently held by the Sellers). In connection with the Purchase Agreement, one of the Acquired Companies, Leoncito Project, L.L.C. entered into an Amended and Restated Uranium Testing Permit and Lease Option Agreement with Mesteña Unproven, Ltd., Jones Ranch Minerals Unproven, Ltd and Mesteña Proven, Ltd. (collectively the “Grantors”), which requires Leoncito Project, L.L.C., to make a payment in the amount of $600,000 to the Grantors in June 2019 (of which up to 50% may be paid in common shares of the Company at the Company’s election). The Grantors are managed by Mesteña LLC.

Pursuant to the Purchase Agreement, the acquired properties (the “Alta Mesa Properties”) held by the Acquired Companies are subject to a royalty of 3.125% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price of $65.00 per pound or less, 6.25% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price greater than $65.00 per pound and up to and including $95.00 per pound, and 7.5% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price greater than $95.00 per pound. The royalties are held by the Sellers, and Mr. Eshleman and his extended family hold all of the ownership interests in the Sellers. In addition, Mr. Eshleman and certain members of his extended family are parties to surface use agreements that entitle them to surface use payments from the Acquired Companies in certain circumstances. The Alta Mesa Properties are currently being maintained on care and maintenance to enable the Company to restart operations as market conditions warrant. Due to the price of U3O8, the Company did not pay any royalty payments or surface use payments to the Sellers or to Mr. Eshleman or his immediate family members in the fiscal year ended December 31, 2016 and does not anticipate paying any royalty payments or surface use payments to the Sellers or to Mr. Eshleman or his immediate family members during the fiscal year ending December 31, 2017.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2016.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Meeting”) on May 17, 2016. At the meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission on March 29, 2017. In total, 29,065,029 Common Shares were present in person or represented by proxy at the Meeting, which represented 41.45% of the Common Shares outstanding and entitled to vote at the Meeting.

Proposal No. 1 – Election of Directors. The shareholders elected all of the directors presented to the shareholders.

Nominee	Votes For	% For	Votes Withheld	% Withheld	Broker Non- Votes
Stephen P. Antony	11,945,781	95.29	590,871	4.71	0
J. Birks Bovaird	11,439,884	91.25	1,096,768	8.75	0
Ames Brown	11,964,979	95.44	571,673	4.56	0
Paul A. Carroll	11,436,273	91.22	1,100,379	8.78	0
Bruce D. Hansen	11,442,947	91.28	1,093,705	8.72	0
Dennis L. Higgs	12,020,968	95.89	515,684	4.11	0

Proposal No. 2 – Appointment of KPMG as independent auditors of the Company.

For	Withheld	Broker Non-Votes
28,542,009	523,014	16,528,371

Item 9.01. Financial Statements and Exhibits.

10.1 Venture Agreement dated as of January 15, 2008 between United Nuclear, LLC and Uranerz Energy Corporation (incorporated by reference from Exhibit 99.2 from the Current Report on Form 8-K filed by Uranerz with the SEC on January 22, 2008).

10.2 Membership Interest Purchase Agreement (incorporated by reference from Exhibit 10.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: May 23, 2017	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary